UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2016

Sport Endurance, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-161943	26-2754069
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Broadway, 19th Floor, New York, NY	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 846-4280

Former Address: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On May 11, 2016, Sport Endurance, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers named therein (the “Lenders”), pursuant to which the Company agreed to sell, and the Lenders agreed to purchase, 3.5% original issue discount senior secured convertible promissory notes having an aggregate face value of $440,000.00 (the “Notes”), and the Company issued to the Lenders an aggregate of 200,000 shares of the Company’s common stock as commitment shares.

The Notes bear interest at 10% per annum, can be pre-paid at a premium, and mature in six months.  At the option of the Lenders, the principal and accrued interest under the Notes are convertible into common stock at $0.50 per share.  The Lenders did not receive any registration rights, which means that all shares of common stock, including those issuable upon conversion of the Notes, must be held for at least six months. The Lenders were granted a one-year right of first refusal to participate at a level of up to 100% in subsequent private placement securities offerings by the Company, subject to certain exceptions. The Notes are secured by a first lien on all assets of the Company pursuant to the terms of a Security Agreement entered into by the parties (the “Security Agreement”).

The proceeds from the financing will be used for: (i) launching an enhanced line of men’s health nutritional supplements; and (ii) working capital purposes.

The foregoing descriptions of the Purchase Agreement, Security Agreement and Notes (collectively, the “Transaction Documents”) do not purport to be complete and are qualified in their entirety by the terms and conditions of the Transaction Documents. A copy of each of the form of Note, Purchase Agreement and Security Agreement is attached hereto as Exhibit 4.1, 10.1, and 10.2 respectively, and are incorporated herein by reference.

Item 2.03                     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under Item 1.01 is incorporated under this Item 2.03.

Item 3.02                     Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Notes and related shares of restricted common stock were issued without registration under the Securities Act of 1933 in reliance upon the exemption provided in Section 4(a)(2) and Regulation D thereunder.

Item 9.01                    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

4.1	Form of Senior Secured Convertible Promissory Note

10.1	Form of Securities Purchase Agreement

10.2	Form of Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORT ENDURANCE, INC.

Date: May 13, 2016	By: /s/ David Lelong Name: David Lelong Title: Chief Executive Officer